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                                                                    EXHIBIT 99.5

                                     WAIVER

                  Reference is made to (1) the Agreement and Plan of Merger by and among Omnicom Group Inc. ("Omnicom"), Bernard Hodes Group Inc. ("BHG"), Career Mosaic Inc., HeadHunter.NET, Inc. ("HHNT"), Resume Acquisition Corporation and ITC Holding Company, Inc. ("ITC") (as amended, the "Merger Agreement") and (2) the Shareholders' Agreement by and among HHNT, Omnicom, BHG and ITC (the "Shareholders Agreement").

                  BHG hereby irrevocably waives its right to designate (1) the individuals that it was entitled to designate to the HHNT Board of Directors pursuant to Sections 5.1(iii)(A) and 5.1(iii)(B) of the Merger Agreement and (2) one of the two directors that BHG is entitled to designate and thereafter replace pursuant to Section 3 of the Shareholders Agreement. As a result of the foregoing waivers, BHG will be entitled under the foregoing agreements to designate only one person for election to the HHNT Board of Directors. No other right of BHG under the Merger Agreement or the Shareholders Agreement is affected hereby and such agreements will remain in full force and effect in accordance with their respective terms.

                  EXECUTED on this 31st day of July, 2000.


                                          OMNICOM GROUP INC.



                                          /s/ ROBERT A. PROFUSEK
                                          -------------------------------------
                                          Robert A. Profusek,
                                          Executive Vice President


                                          BERNARD HODES GROUP INC.



                                          /s/ BARRY J. WAGNER
                                          -------------------------------------
                                          Barry J. Wagner,
                                          Secretary